                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  March 26, 2002

                       Morgan Stanley Dean Witter & Co.
                    --------------------------------------
                    (Exact name of Registrant as specified
                                in its charter)


          Delaware                1-11758                 36-3145972
   -------------------------------------------------------------------------
         (state or other        (Commission            (I.R.S. Employer
         jurisdiction of        File Number)          Identification No.)
         incorporation)


                    1585 Broadway, New York, New York 10036
               ------------------------------------------------
              (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000
                                                          --------------


   -------------------------------------------------------------------------
                (Former address, if changed since last report.)

Item 5.   Other events
----------------------

     On March 26, 2002 Morgan Stanley Dean Witter & Co. (the "Registrant") released financial information with respect to quarter ended February 28, 2002. A copy of the press release containing this information is annexed as Exhibit
99.1 to this Report and by this reference incorporated herein and made a part hereof.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------------

          99.1 Press release of the Registrant dated March 26, 2002 containing financial information for the First quarter ended February 28, 2002.

--------------------------------------------------------------------------------

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                  MORGAN STANLEY DEAN WITTER & CO.
                                  --------------------------------
                                          (Registrant)

                                  By: /s/ Ronald T. Carman
                                  --------------------------------
                                      Ronald T. Carman
                                      Assistant Secretary


Dated: March 26, 2002

Contact:                     Investor Relations              Media Relations
                             William Pike                    Raymond O'Rourke
                             212-761-0008                    212-761-4262





MORGAN STANLEY REPORTS FIRST QUARTER
NET INCOME OF $848 MILLION;
RETURN ON EQUITY OF 16%

NEW YORK, March 26, 2002 -- Morgan Stanley (NYSE: MWD) today reported net income of $848 million for the quarter ended February 28, 2002 -- 3 percent lower than the fourth quarter of 2001 and a 21 percent decline from the first quarter of 2001./1/ Diluted earnings per share were $0.76 -- compared to $0.78 the previous quarter and $0.94 a year ago.

First quarter net revenues (total revenues less interest expense and the provision for loan losses) were $5.3 billion -- 13 percent ahead of fourth quarter 2001 and 16 percent below first quarter 2001. Non-compensation expenses declined 17 percent from the previous quarter and were 19 percent lower than a year ago./2/ The annualized return on average common equity for the current quarter was 16 percent.

Philip J. Purcell, Chairman and CEO, and Robert G. Scott, President, said in a joint statement, "Business continued to be slow, particularly in investment banking and retail securities. But all things considered, we are very pleased with our results. Our people have done an excellent job in controlling costs and managing risks, and our 16 percent return on equity is an outstanding achievement in this environment. We are well positioned for earnings growth in a stronger global economy."

________________________
/1/ All amounts for the quarter ended February 28, 2001 exclude a net after-tax charge of $59 million, or $.05 per share, resulting from the adoption of SFAS 133 on December 1, 2000. See page F-1 of Financial Summary, Note 1.
/2/ Fourth quarter 2001 non-compensation expenses exclude certain costs associated with the Company's aircraft financing business.

SECURITIES

Securities posted net income of $539 million, 31 percent lower than last year's first quarter. The decline reflected lower net revenues across most of the Company's securities businesses. Fixed income sales and trading was an exception, with higher net revenues than last year's very strong first quarter. The effect of the overall decline in net revenues was partially offset by a 22 percent decrease in non-compensation expenses.

..    In institutional sales and trading:

     - Fixed income sales and trading net revenues were $1.1 billion, a 6 percent increase from first quarter 2001. Revenues from interest rate derivatives trading increased strongly from a year ago while revenues from commodities and government debt trading were lower.
     - Equity sales and trading net revenues of $931 million were down 38 percent from a year ago, primarily due to reduced trading activity, lower levels of market volatility and a decline in primary issuance.

..    In investment banking:

     - Advisory revenues were $292 million, down 35 percent from a year ago. The decline resulted primarily from the severe slowdown in global M&A activity. Industry-wide, global completed M&A transaction volume fell 72 percent in the first quarter compared to a year ago./3/
     - Total underwriting revenues declined 25 percent from last year's first quarter to $383 million, due to lower debt underwriting revenues. Revenues from equity issuance were up modestly from a year ago.

..    In the individual investor group:

     - Net revenues decreased 16 percent to $1.0 billion, primarily as a result of a decline in individual investor participation in equity markets from last year's first quarter levels, and a decrease in margin debit balances.

________________________
/3/ Source: Thomson Financial Securities Data - December 1, 2001 to February 28, 2002.
                                       2

     - Total client assets of $588 billion were 8 percent lower than the end of last year's first quarter, compared to an 11 percent decline in the S&P 500 and a 20 percent decline in the NASDAQ. Client assets in fee-based accounts remained at $111 billion.

     - The number of global financial advisors stood at 14,115 at quarter-end -- an increase of 425 for the quarter but a decline of 51 over the past twelve months.

..    Principal investment revenues of $32 million for the first quarter compared with negative revenues of $47 million a year ago.

INVESTMENT MANAGEMENT

Investment management net income was $142 million, 7 percent below last year's first quarter. The earnings decline resulted from a decline in average assets under management and a shift in asset mix from equity to more fixed income and money market products. A 14 percent decline in non-compensation expenses had a positive impact on net income.

..    Assets under management declined $40 billion, or 8 percent, from a year ago to $452 billion, as a result of a decline in market values and net fund outflows. Retail assets were $273 billion, $7 billion lower than fourth quarter 2001 and $36 billion lower than last year's first quarter. Institutional assets of $179 billion were unchanged for the quarter and down $4 billion from a year ago.

..    The Company had 57 funds rated four or five stars by Morningstar, up from
     56 at the end of 2001 fiscal year-end. Among investment managers, the Company has the third highest number of domestic funds receiving one of Morningstar's two highest ratings./4/

..    The percent of the Company's fund assets performing in the top half of the
     Lipper rankings was 65 percent over one year, 64 percent over three years and 74 percent over five years./5/

______________
/4/ As of February 28, 2002.
/5/ For the twelve, thirty-six and sixty month periods ending February 28, 2002.

CREDIT SERVICES

Credit services net income was $167 million, 18 percent ahead of first quarter 2001. The increase was driven by higher net interest and cardmember fee revenues, and lower marketing expenses. Net charge-offs, however, were higher than a year ago.

..    Managed credit card loans of $49.6 billion at quarter end were relatively unchanged from a year ago. The interest rate spread widened 152 basis points over the same period, as a result of a decline in credit services' cost of funds.

..    Merchant and cardmember fees rose 9 percent to $541 million, reflecting higher late fees and an increase in the merchant discount rate.
     Transaction volume declined 1 percent from last year's record first quarter to $24.1 billion.

..    The credit card net charge-off rate increased to 6.49 percent -- 170 basis points higher than a year ago. The over-90-day delinquency rate was 3.12 percent compared to 2.74 percent a year ago. The increase in the charge-off rate reflected continued weakness in the U.S. economy, the adverse impact of the seasoning of cardmember accounts and a higher number of bankruptcy filings by U.S. consumers.

As of February 28, 2002, the Company had repurchased approximately 4 million shares of its common stock since the end of fiscal 2001. The Company also announced that its Board of Directors declared a $0.23 quarterly dividend per common share. The dividend is payable on April 26, 2002 to common shareholders of record on April 5, 2002.

Total capital at February 28, 2002 was $61.0 billion, including $22.1 billion of common shareholders' equity and preferred securities issued by subsidiaries. Book value per common share was $18.97, based on 1.1 billion shares outstanding.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 700 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

Access this press release on-line @www.morganstanley.com

                                      # # #

                            (See Attached Schedules)

This release may contain forward-looking statements. These statements reflect management's beliefs and expectations, and are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Competition and Regulation" under each of "Securities," "Investment Management" and "Credit Services" in Part I, Item 1 in the Company's 2001 Annual Report on Form 10-K.

                        MORGAN STANLEY DEAN WITTER & CO.
                                Financial Summary
                        (unaudited, dollars in millions)


                                                                          Quarter Ended                     Percentage Change From:
                                                     ---------------------------------------------------  --------------------------
                                                      Feb 28, 2002       Feb 28, 2001      Nov 30, 2001   Feb 28, 2001  Nov 30, 2001
                                                     --------------     --------------    --------------  ------------  ------------
Net revenues
       Securities                                    $        3,831     $        4,748    $        3,146      (19%)          22%
       Investment Management                                    605                688               596      (12%)           2%
       Credit Services                                          823                860               904       (4%)          (9%)
                                                     --------------     --------------    --------------
       Consolidated net revenues                     $        5,259     $        6,296    $        4,646      (16%)          13%
                                                     ==============     ==============    ==============

Net income
       Securities                                    $          539     $          780    $          529      (31%)           2%
       Investment Management                                    142                153               148       (7%)          (4%)
       Credit Services                                          167                142               193       18%          (13%)
                                                     --------------     --------------    --------------
       Income before cumulative effect
                   of accounting change                         848              1,075               870      (21%)         ( 3%)
       Cumulative effect of accounting change (1)                 0                (59)                0         *            --
                                                     --------------     --------------    --------------
       Consolidated net income                       $          848     $        1,016    $          870      (17%)          (3%)
                                                     ==============     ==============    ==============
       Preferred stock dividend requirements         $            0     $            9    $            5         *             *
                                                     ==============     ==============    ==============
       Earnings applicable to common shares          $          848     $        1,007    $          865      (16%)          (2%)
                                                     ==============     ==============    ==============

Basic earnings per common share
       Income before cumulative effect
                   of accounting change              $         0.78     $         0.98    $         0.80      (20%)          (3%)
       Cumulative effect of accounting change        $         0.00     $        (0.05)   $         0.00         *            --
       Net income                                    $         0.78     $         0.93    $         0.80      (16%)          (3%)

Diluted earnings per common share
       Income before cumulative effect
                   of accounting change              $         0.76     $         0.94    $         0.78      (19%)          (3%)
       Cumulative effect of accounting change        $         0.00     $        (0.05)   $         0.00         *            --
       Net income                                    $         0.76     $         0.89    $         0.78      (15%)          (3%)

Average common shares outstanding
       Basic                                          1,082,380,245      1,089,270,364     1,078,517,918
       Diluted                                        1,112,959,092      1,134,150,225     1,108,980,235
Period end common shares outstanding                  1,101,194,353      1,114,434,549     1,093,006,744

Return on common equity (2)                                    16.4%              22.5%             17.6%

--------------------------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2)    Excludes the cumulative effect of accounting change.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                    Consolidated Income Statement Information
                        (unaudited, dollars in millions)

                                                                        Quarter Ended                       Percentage Change From:
                                                      ----------------------------------------------      --------------------------
                                                      Feb 28, 2002     Feb 28, 2001     Nov 30, 2001      Feb 28, 2001  Nov 30, 2001
                                                      ------------     ------------     ------------      ------------  ------------
Investment banking                                    $        684     $        981     $        805           (30%)        (15%)
Principal transactions:
       Trading                                               1,122            1,685              649           (33%)         73%
       Investments                                              33              (46)            (104)          172%         132%
Commissions                                                    777              851              753            (9%)          3%
Fees:
       Asset management, distribution and                    1,016            1,109              982            (8%)          3%
         administration
       Merchant and cardmember                                 341              313              345             9%          (1%)
       Servicing                                               541              427              567            27%          (5%)
Interest and dividends                                       3,832            7,236            4,116           (47%)         (7%)
Other                                                          194              125              146            55%          33%
                                                      ------------      -----------     ------------
       Total revenues                                        8,540           12,681            8,259           (33%)          3%
Interest expense                                             2,936            6,172            3,282           (52%)        (11%)
Provision for consumer loan losses                             345              213              331            62%           4%
                                                      ------------      -----------     ------------
       Net revenues                                          5,259            6,296            4,646           (16%)         13%
                                                      ------------      -----------     ------------

Compensation and benefits                                    2,488            2,839            1,420           (12%)         75%
Occupancy and equipment                                        200              218              217            (8%)         (8%)
Brokerage, clearing and exchange fees                          179              167              183             7%          (2%)
Information processing and communications                      320              352              369            (9%)        (13%)
Marketing and business development                             251              366              287           (31%)        (13%)
Professional services                                          225              334              345           (33%)        (35%)
Other                                                          249              320              435           (22%)        (43%)
                                                      ------------      -----------     ------------
       Total non-interest expenses                           3,912            4,596            3,256           (15%)         20%
                                                      ------------      -----------     ------------
Income before taxes, dividends on pref. sec.
   and cumulative effect of accounting change                1,347            1,700            1,390           (21%)         (3%)
Income tax expense                                             477              618              498           (23%)         (4%)
Dividends on pref. sec. issued by subs.                         22                7               22           214%           --
                                                      ------------     ------------     ------------
Income before cumulative effect
             of accounting change                              848            1,075              870           (21%)         (3%)
Cumulative effect of accounting change (1)                       0              (59)               0             *            --
                                                      ------------     ------------     ------------
Net income                                            $        848     $      1,016     $        870           (17%)         (3%)
                                                      ============     ============     ============
Preferred stock dividend requirements                 $          0     $          9     $          5             *             *
                                                      ============     ============     ============
Earnings applicable to common shares                  $        848     $      1,007     $        865           (16%)         (2%)
                                                      ============     ============     ============
Compensation and benefits as a % of net revenues                47%              45%              31%

------------------------------------------------------
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                     Securities Income Statement Information
                        (unaudited, dollars in millions)

                                                                       Quarter Ended                     Percentage Change From:
                                                      ----------------------------------------------    --------------------------
                                                      Feb 28, 2002     Feb 28, 2001     Nov 30, 2001    Feb 28, 2001  Nov 30, 2001
                                                      ------------     ------------     ------------    ------------  ------------
Investment banking                                    $        675     $        962     $        798        (30%)         (15%)
Principal transactions:
                                                             1,122            1,685              649        (33%)          73%
       Investments                                              32              (47)            (100)       168%          132%
Commissions                                                    766              839              740         (9%)           4%
Asset management, distribution and
  administration fees                                          457              486              420         (6%)           9%
Interest and dividends                                       3,271            6,540            3,512        (50%)          (7%)
Other                                                          174              114              134         53%           30%
                                                      ------------     ------------     ------------
       Total revenues                                        6,497           10,579            6,153        (39%)           6%
Interest expense                                             2,666            5,831            3,007        (54%)         (11%)
                                                      ------------     ------------     ------------
       Net revenues                                          3,831            4,748            3,146        (19%)          22%
                                                      ------------     ------------     ------------

Compensation and benefits                                    2,121            2,442            1,134        (13%)          87%
Occupancy and equipment                                        167              177              174         (6%)          (4%)
Brokerage, clearing and exchange fees                          126              117              129          8%           (2%)
Information processing and communications                      219              242              238        (10%)          (8%)
Marketing and business development                             103              149              119        (31%)         (13%)
Professional services                                          126              223              231        (43%)         (45%)
Other                                                          111              184              288        (40%)         (61%)
                                                      ------------     ------------     ------------
       Total non-interest expenses                           2,973            3,534            2,313        (16%)          29%
                                                      ------------     ------------     ------------
Income before taxes, dividends on pref. sec.
  and cumulative effect of accounting change                   858            1,214              833        (29%)           3%
Income tax expense                                             297              427              282        (30%)           5%
Dividends on pref. sec. issued by subs.                         22                7               22        214%           --
                                                      ------------     ------------     ------------
Income before cumulative effect
       of accounting change                                    539              780              529        (31%)           2%
Cumulative effect of accounting change (1)                       0              (46)               0          *            --
                                                      ------------     ------------     ------------
Net income                                            $        539     $        734        $     529        (27%)           2%
                                                      ============     ============     ============

Compensation and benefits as a % of net revenues                55%              51%              36%
Non-compensation expenses as a % of net revenues                22%              23%              37%
Profit margin (2)                                               14%              16%              17%

_____________________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
               Investment Management Income Statement Information
                        (unaudited, dollars in millions)

                                                                   Quarter Ended                      Percentage Change From:
                                                   --------------------------------------------    ---------------------------
                                                   Feb 28, 2002    Feb 28, 2001    Nov 30, 2001    Feb 28, 2001   Nov 30, 2001
                                                   ------------    ------------    ------------    ------------   ------------
Investment banking                                 $          9    $         19    $          7        (53%)           29%
Principal transactions:
       Investments                                            1               1              (4)        --            125%
Commissions                                                  11              12              13         (8%)          (15%)
Asset management, distribution and
   administration fees                                      559             623             562        (10%)           (1%)
Interest and dividends                                        8              24              11        (67%)          (27%)
Other                                                        18              11              10         64%            80%
                                                   ------------    ------------    ------------
       Total revenues                                       606             690             599        (12%)            1%
Interest expense                                              1               2               3        (50%)          (67%)
                                                   ------------    ------------    ------------
       Net revenues                                         605             688             596        (12%)            2%
                                                   ------------    ------------    ------------

Compensation and benefits                                   179             209             114        (14%)           57%
Occupancy and equipment                                      19              25              25        (24%)          (24%)
Brokerage, clearing and exchange fees                        53              50              54          6%            (2%)
Information processing and communications                    22              24              26         (8%)          (15%)
Marketing and business development                           29              35              26        (17%)           12%
Professional services                                        50              55              57         (9%)          (12%)
Other                                                        19              35              36        (46%)          (47%)
                                                   ------------    ------------    ------------
       Total non-interest expenses                          371             433             338        (14%)           10%
                                                   ------------    ------------    ------------
Income before income taxes                                  234             255             258         (8%)           (9%)
Income tax expense                                           92             102             110        (10%)          (16%)
                                                   ------------    ------------    ------------

Net income                                         $        142             153             148         (7%)           (4%)
                                                   ============    ============    ============

Compensation and benefits as a % of net revenues             30%             30%             19%
Non-compensation expenses as a % of net revenues             32%             33%             38%
Profit margin (1)                                            23%             22%             25%

___________________________________________________
(1)    Net income as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                  Credit Services Income Statement Information
                        (unaudited, dollars in millions)

                                                                  Quarter Ended                      Percentage Change From:
                                                  --------------------------------------------    ----------------------------
                                                  Feb 28, 2002    Feb 28, 2001    Nov 30, 2001    Feb 28, 2001    Nov 30, 2001
                                                  ------------    ------------    ------------    ------------    ------------
Fees:
       Merchant and cardmember                    $        341    $        313    $        345          9%            (1%)
       Servicing                                           541             427             567         27%            (5%)
Other                                                        2               0               2          *             --
                                                  ------------    ------------    ------------
       Total non-interest revenues                         884             740             914         19%            (3%)

Interest revenue                                           553             672             593        (18%)           (7%)
Interest expense                                           269             339             272        (21%)           (1%)
                                                  ------------    ------------    ------------
       Net interest income                                 284             333             321        (15%)          (12%)

Provision for consumer loan losses                         345             213             331         62%             4%
                                                  ------------    ------------    ------------
       Net credit income                                   (61)            120             (10)      (151%)            *
                                                  ------------    ------------    ------------
       Net revenues                                        823             860             904         (4%)           (9%)
                                                  ------------    ------------    ------------

Compensation and benefits                                  188             188             172         --              9%
Occupancy and equipment                                     14              16              18        (13%)          (22%)
Information processing and communications                   79              86             105         (8%)          (25%)
Marketing and business development                         119             182             142        (35%)          (16%)
Professional services                                       49              56              57        (13%)          (14%)
Other                                                      119             101             111         18%             7%
                                                  ------------    ------------    ------------
       Total non-interest expenses                         568             629             605        (10%)           (6%)
                                                  ------------    ------------    ------------
Income before taxes and cumulative
          effect of accounting change                      255             231             299         10%           (15%)
Income tax expense                                          88              89             106         (1%)          (17%)
                                                  ------------    ------------    ------------
Income before cumulative effect
          of accounting change                             167             142             193         18%           (13%)
Cumulative effect of accounting change (1)                   0             (13)              0          *             --
                                                  ------------    ------------    ------------
Net income                                        $        167    $        129    $        193         29%           (13%)
                                                  ============    ============    ============

Compensation and benefits as a % of net revenues            23%             22%             19%
Non-compensation expenses as a % of net revenues            46%             51%             48%
Profit margin (2)                                           20%             17%             21%

_________________________________________________

(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                            MORGAN STANLEY DEAN WITTER & CO.
                     Credit Services Income Statement Information
                           (unaudited, dollars in millions)
                                 (Managed loan basis)

                                                          Quarter Ended                       Percentage Change From:
                                            ------------------------------------------    ------------------------------
                                            Feb 28, 2002   Feb 28, 2001   Nov 30, 2001    Feb 28, 2001      Nov 30, 2001
                                            ------------   ------------   ------------    ------------      ------------

Fees:
       Merchant and cardmember              $        541   $        496   $        539          9%                --
       Servicing                                       0              0              0          --                --
Other                                                  2              0              2          *                 --
                                            ------------   ------------   ------------
       Total non-interest revenues                   543            496            541          9%                --

Interest revenue                                   1,611          1,747          1,696         (8%)              (5%)
Interest expense                                     499            798            562        (37%)             (11%)
                                            ------------   ------------   ------------
       Net interest income                         1,112            949          1,134         17%               (2%)

Provision for consumer loan losses                   832            585            771         42%                8%
                                            ------------   ------------   ------------
       Net credit income                             280            364            363        (23%)             (23%)

                                            ------------   ------------   ------------
       Net revenues                                  823            860            904         (4%)              (9%)
                                            ------------   ------------   ------------

Compensation and benefits                            188            188            172          --                9%
Occupancy and equipment                               14             16             18        (13%)             (22%)
Information processing and communications             79             86            105         (8%)             (25%)
Marketing and business development                   119            182            142        (35%)             (16%)
Professional services                                 49             56             57        (13%)             (14%)
Other                                                119            101            111         18%                7%
                                            ------------   ------------   ------------
       Total non-interest expenses                   568            629            605        (10%)              (6%)
                                            ------------   ------------   ------------
Income before taxes and cumulative
              effect of accounting change            255            231            299         10%              (15%)
Income tax expense                                    88             89            106         (1%)             (17%)
                                            ------------   ------------   ------------
Income before cumulative effect
             of accounting change                    167            142            193         18%              (13%)
Cumulative effect of accounting change (1)             0            (13)             0          *                 --
                                            ------------   ------------   ------------
Net income                                  $        167   $        129    $       193         29%              (13%)
                                            ============   ============   ============

Compensation and benefits as a % of
net revenues                                          23%            22%            19%
Non-compensation expenses as a % of
net revenues                                          46%            51%            48%
Profit margin (2)                                     20%            17%            21%

-------------------------------------------------------

(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                   Financial Information and Statistical Data
                                   (unaudited)

                                                                            Quarter Ended                  Percentage Change From:
                                                             -------------------------------------------  --------------------------
                                                             Feb 28, 2002    Feb 28, 2001   Nov 30, 2001  Feb 28, 2001  Nov 30, 2001
                                                             ------------    ------------   ------------  ------------  ------------
Morgan Stanley
Total assets (millions)                                      $    492,000    $    450,000   $    483,000        9%           2%
Period end common shares outstanding (millions)                   1,101.2         1,114.4        1,093.0       (1%)          1%
Book value per common share                                  $      18.97    $      17.23   $      18.64       10%           2%
Shareholders' equity (millions) (1)                          $     22,102    $     20,150   $     21,926       10%           1%
Total capital (millions) (2)                                 $     61,042    $     51,249   $     61,633       19%          (1%)
Worldwide employees                                                59,875          63,708         61,319       (6%)         (2%)

SECURITIES
  Advisory revenue (millions)                                $        292    $        449   $        322      (35%)         (9%)
  Underwriting revenue (millions)                            $        383    $        513   $        476      (25%)        (20%)
Institutional Securities
  Sales and trading net revenue (millions) (3)
     Equity                                                  $        931    $      1,496   $        858      (38%)          9%
     Fixed income                                            $      1,104    $      1,037   $        542        6%         104%
  Mergers and acquisitions announced transactions (4)
     Morgan Stanley global market volume (billions)          $       36.0    $      109.4   $      395.0
     Rank                                                               5               1              3
  Worldwide equity and related issues (4)
     Morgan Stanley global market volume (billions)          $        6.1    $        7.9   $       40.2
     Rank                                                               5               4              4
Individual Investor Group
  Net revenue (millions)                                     $      1,006    $      1,199   $        989      (16%)          2%
  Global financial advisors                                        14,115          14,166         13,690        --           3%
  Total client assets (billions)                             $        588    $        638   $        595       (8%)         (1%)
  Fee-based client account assets (billions) (5)             $        111    $        111   $        110        --           1%

INVESTMENT MANAGEMENT ($ billions)
Assets under management or supervision
Products offered primarily to individuals
  Mutual funds
     Equity                                                  $         81    $         96   $         83      (16%)         (2%)
     Fixed income                                                      36              46             36      (22%)          --
     Money markets                                                     64              63             66        2%          (3%)
                                                             ------------    ------------   ------------
     Total mutual funds                                               181             205            185      (12%)         (2%)
  ICS Assets                                                           30              31             30       (3%)          --
  Separate accounts, unit trust and other arrangements                 62              73             65      (15%)         (5%)
                                                             ------------    ------------   ------------
  Sub-total Individual                                                273             309            280      (12%)         (3%)
                                                             ------------    ------------   ------------
Products offered primarily to institutional clients
  Mutual funds                                                         37              36             38        3%          (3%)
  Separate accounts, pooled vehicle and other arrangements            142             147            141       (3%)          1%
                                                             ------------    ------------   ------------
  Sub-total Institutional                                             179             183            179       (2%)          --
                                                             ------------    ------------   ------------
Total assets under management or supervision                 $        452    $        492   $        459       (8%)         (2%)
                                                             ============    ============   ============

________________________________________________________________
(1) Includes preferred and common equity and preferred securities issued by subsidiaries.
(2) Includes preferred and common equity, preferred securities issued by subsidiaries, capital units and non-current portion of long-term debt.
(3)    Includes principal trading, commissions and net interest revenue.
(4)    Source: Thomson Financial Securities Data - January 1 to March 22, 2002.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                        MORGAN STANLEY DEAN WITTER & CO.
                   Financial Information and Statistical Data
                        (unaudited, dollars in millions)

                                                                Quarter Ended                      Percentage Change From:
                                                  -------------------------------------------     ---------------------------
                                                  Feb 28, 2002    Feb 28, 2001   Nov 30, 2001     Feb 28, 2001   Nov 30, 2001
                                                  ------------    ------------   ------------     ------------   ------------
CREDIT SERVICES

Owned credit card loans
      Period end                                  $     20,554    $     21,739   $     20,085         (5%)            2%
      Average                                     $     20,972    $     21,555   $     19,546         (3%)            7%

Managed credit card loans (1)
      Period end                                  $     49,569    $     49,493   $     49,332         --             --
      Average                                     $     50,396    $     49,273   $     48,964          2%             3%
      Interest yield                                     12.63%          13.66%         13.48%      (103 bp)        (85 bp)
      Interest spread                                     8.61%           7.09%          8.81%       152 bp         (20 bp)
      Net charge-off rate                                 6.49%           4.79%          5.85%       170 bp          64 bp
      Delinquency rate (over 30 days)                     6.75%           6.34%          6.85%        41 bp         (10 bp)
      Delinquency rate (over 90 days)                     3.12%           2.74%          3.02%        38 bp          10 bp

      Transaction volume (billions)               $       24.1    $       24.4   $       22.1         (1%)            9%
      Accounts (millions)                                 46.0            43.7           45.7          5%             1%
      Active accounts (millions)                          23.8            24.0           24.0         (1%)           (1%)
      Average receivables per average active
        account (actual $)                        $      2,098    $      2,050   $      2,055          2%             2%
      Securitization gain                         $          8    $         25   $         (7)       (68%)          214%

_______________________________________________________
(1)   Includes owned and securitized credit card loans.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.